UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2020

IONIX TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000- 54485	45-0713638
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

No. 279 Zhongnan Road, Zhongshan District

Dalian City, Liaoning Province, China 116000

(Address of principal executive offices, including zip code)

+(86) 138 8954 0873

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:         None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of the principal U.S. market
Common Stock, par value $0.0001 per share	IINX	OTCQB marketplace of OTC Markets, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 15, 2020, the Board of Directors (the “Board”) of Ionix Technology, Inc. (“we,” “us,” “our,” or the “Company) appointed Yubao Liu as a member of our Board of the Company.

Yubao Liu graduated and acquired a Bachelor degree from Harbin University of Science and Technology in 1996, where he majored in Economic Management, and was honorably entitled as a National Economist in 2002. From 2004 to June of 2012, Mr. Liu was employed by Dalian Carbon Fiber Technology Limited (China), where he served in the position of vice managing director. During this period, Mr. Liu was awarded as an International Enterprise (IEM) Senior Management Specialist. With multiple years of working practice, Mr. Liu has published many papers and participated in the development and testing of national new energy Lithium battery and pure electromobiles, and was also involved in formulating related standards.

From July of 2012 to April of 2018, Mr. Liu was employed by Dalian Yinlong Accounting & Law Firm, where he was assigned to take charge of operational control, internal auditing, and recapitalization among other things. Mr. Liu was appointed and resigned as Chief Executive Officer, President, Secretary, Treasurer of the Company on May 16, 2018 and January 7, 2020 respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ionix Technology, Inc.

Date: January 16, 2020	By	/s/ Cheng Li
Cheng Li
Duly Authorized Officer, Chief Executive Officer